Exhibit 99.1

SCHEDULE I

BROOKFIELD CORPORATION

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
M. Elyse Allan, Director	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Corporate Director	Canada and U.S.A.

Jeffrey M. Blidner, Director	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Vice Chair, Brookfield Corporation	Canada

Angela F. Braly, Director	250 Vesey Street, 15th Floor, New York, NY 10281-1023 U.S.A.	Corporate Director	U.S.A.

Jack L. Cockwell, Director	181 Bay Street, IN200, P.O Box 830, Toronto, Ontario, Canada, M5J 2T3	Chair, Brookfield Partners Foundation	Canada

Maureen Kempston Darkes, Director	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Corporate Director	Canada

Janice Fukakusa, Director	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Corporate Director	Canada

Bruce Flatt, Director and Chief Executive Officer	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Chief Executive Officer, Brookfield Asset Management Ltd. and Brookfield Corporation	Canada

Brian D. Lawson, Director	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Vice Chair, Brookfield Corporation	Canada

Howard S. Marks, Director	Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071, U.S.A.	Co-Chairman, Oaktree Capital Management Inc.	U.S.A.

The Honourable Frank J. McKenna, Director	TDCT Tower 161 Bay Street, 35th Floor Toronto, Ontario M5J 2T2, Canada	Chair of Brookfield Corporation and Deputy Chair of TD Bank Group, Wholesale	Canada

Rafael Miranda, Director	C/ Príncipe de Viana 9, 28023 Madrid, Spain	Corporate Director	Spain

Lord Augustine Thomas O’Donnell, Director	One Canada Square, Level 25, Canary Wharf, London, E14 5AA, United Kingdom	Corporate Director	United Kingdom

Hutham S. Olayan, Director	250 Vesey Street, 15th Floor, New York, NY 10281-1023 U.S.A.	Chair of The Olayan Group	U.S.A. and Saudi Arabia

Diana L. Taylor, Director	c/o Bloomberg, Philanthropies, 25 East 78th Street, New York NY 10075	Corporate Director	U.S.A.

Nicholas H. Goodman, Managing Partner, President and Chief Financial Officer	181 Bay Street, Suite 100, Toronto, Ontario, M5J 2T3, Canada	Managing Partner, President and Chief Financial Officer, Brookfield Corporation	United Kingdom and Canada